ANGI REPORTS Q2 2025
Proprietary Service Requests and Leads return to growth for the first time since Q1 2021
Angi repurchased 12.1%.% of its shares outstanding this year through August 1, 2025

DENVER — August 5, 2025 — Angi Inc. (NASDAQ: ANGI) released its second quarter results today and separately posted a letter to shareholders from Jeff Kip, the Chief Executive Officer of Angi Inc., on the Investor Relations section of Angi Inc.’s website at ir.angi.com.

ANGI INC. SUMMARY RESULTS
($ in millions except per share amounts)
	Q2 2025	Q2 2024	Growth

Revenue	$278.2	$315.1	-12%
Operating income	17.7	9.2	92%
Net earnings	10.9	3.8	190%
Diluted earnings per share	$0.23	$0.07	229%
Adjusted EBITDA	33.0	42.2	-22%

See reconciliations of GAAP to non-GAAP measures beginning on page 11.
Q2 2025 PERFORMANCE AND UPDATES
•Revenue was $278.2 million, down 12% from the prior year, driven by the Company's ongoing quality and efficiency improvements, including marketing optimization, sales force consolidation, and the full implementation of homeowner choice in January 2025.
•Proprietary Service Requests increased 7% year-over-year and Proprietary Leads increased 16% year-over-year.
•Operating income was $17.7 million, up from $9.2 million in Q2 2024, which reflects a $14.0 million decrease in depreciation due primarily to lower capitalized software and real estate-related write-offs in 2024.
•Adjusted EBITDA was $33.0 million, down from $42.2 million in Q2 2024, primarily driven by lower revenue and also reflects:
◦Higher Consumer marketing expense driven primarily by higher cost per Service Request as a result of homeowner choice and a shift in mix to paid Service Requests;
◦Lower Pro acquisition expense based on reduction in sales headcount to optimize long term profitability; and
◦Lower Fixed expense driven primarily by lower real estate and software costs.
•Between May 6, 2025 and August 1, 2025, the Company repurchased 3.7 million common shares for an aggregate of $59.9 million.
•The Company recorded an income tax provision of $6.5 million in Q2 2025 for an effective tax rate of 38% due primarily to foreign income taxed at different rates and state taxes, partially offset by research credits.

OPERATING METRICS
In Q1 2025, the Company introduced new metrics to better reflect the core business activities, targeted customer behaviors, and unit economics. Definitions can be found on page 16, and more information regarding the changes is available in the Q1 2025 Earnings Release and the "Angi Change to Key Metrics Q1 2025 Primer" document available at https://ir.angi.com/quarterly-earnings.

QUARTERLY PRO METRICS
(in thousands, rounding differences may occur)
	Q2 2025	Q2 2024	Growth

Acquired Pros	24	39	-39%
Average Monthly Active Pros	126	157	-20%

TRAILING TWELVE MONTH PRO METRICS
(in thousands, rounding differences may occur)
	Q2 2025	Q2 2024	Year-over-Year		Q2 2024	Q2 2023	Year-over-Year

Average Monthly Active Pros by cohort - Pros acquired:								Retention Growth
Q3 2024 - Q2 2025	27			Q3 2023 - Q2 2024	41
Q3 2023 - Q2 2024	31	41	76%	Q3 2022 - Q2 2023	35	47	75%	—%
Base Pros Q2 2023 & prior	80	120	67%	Base Pros Q2 2022 & prior	84	130	65%	3%
Total	139	161			161	177
year-over-year growth	-14%				-9%
Acquired Pros	109	177	-38%		177	260	-32%
•Over the trailing twelve month period ending Q2 2025, there were 109,000 Acquired Pros, down 38% year-over-year, and 27,000 of those were Average Monthly Active Pros.
•Of the Pros acquired last year (between Q3 2023 and Q2 2024), 76% were Average Monthly Active Pros over the trailing twelve months, as compared with 75% during the same period in the prior year.
•Of the Base Pros (acquired in Q2 2023 and prior), 67% were Average Monthly Active Pros over the trailing twelve months as compared with 65% during the same period in the prior year, driven by improved customer experience, sales tactics, and prospect quality.
•Over the trailing twelve month period ending Q2 2025, there were 139,000 Average Monthly Active Pros, down 14% year-over-year, driven by lower Pro acquisition, partially offset by improved Pro retention.

Service Requests and Leads

SERVICE REQUESTS AND LEADS
(in thousands, rounding differences may occur)
	Q2 2025	Q2 2024	Growth

Service Requests
Proprietary Channels	4,118	3,848	7%
Network Channels	444	1,091	-59%
Total	4,562	4,939	-8%

Leads
Proprietary Channels	4,980	4,309	16%
Network Channels	597	2,439	-76%
Total	5,577	6,749	-17%

•Service Requests were down 8% year-over-year, driven by a 59% year-over-year decline in Service Requests in Network Channels, partially offset by a 7% year-over-year increase in Service Requests in Proprietary Channels.
•Leads were down 17% year-over-year, driven by a 76% year-over-year decline in Leads in Network Channels, partially offset by a 16% year-over-year increase in Leads in Proprietary Channels.

LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2025:

•Angi Inc. had 45.1 million shares of Class A and no share of Class B common stock outstanding,

•Angi Inc. had $362.5 million in cash and cash equivalents, and

•ANGI Group, LLC (a subsidiary of Angi Inc.) had $500 million of 3.875% Senior Notes due August 15, 2028.

As of August 1, 2025, Angi Inc. had 1.3 million shares remaining of its 5 million stock repurchase authorization, which was approved by the Angi Inc. Board of Directors on May 5, 2025. Share repurchases may be made over an indefinite period of time in the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

CONFERENCE CALL

Angi Inc. will host a conference call to answer questions regarding its second quarter results on Wednesday, August 6, 2025, at 8:30 a.m. Eastern Time. This conference call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of Angi Inc.’s businesses. The conference call will be accessible to the public at ir.angi.com and a recording of the webcast will be made available at the same location.

DILUTIVE SECURITIES

Angi Inc. has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg. Exercise	As of
	Shares	Price	8/1/25	Dilution At:

Share Price			$15.86	$16.00	$17.00	$18.00	$19.00

Absolute Shares as of 8/1/25	44.3		44.3	44.3	44.3	44.3	44.3

SARs and Options	1.0	$18.45	0.0	0.0	0.0	0.0	0.0
RSUs and MSUs	2.9		0.8	0.8	0.8	0.8	0.8
Total Dilution			0.8	0.8	0.8	0.8	0.8
% Dilution			1.7%	1.7%	1.7%	1.7%	1.7%
Total Diluted Shares Outstanding			45.1	45.1	45.1	45.1	45.1

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase Angi Inc. shares. Assuming all awards were exercised or vested on August 1, 2025, withholding taxes paid by the Company on behalf of the employees upon net settlement would have been $20.8 million, assuming a stock price of $15.86 and a 50% withholding rate.

ANGI INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Revenue	$278,221	$315,134	$524,134	$620,524
Cost of revenue (exclusive of depreciation shown separately below)	13,142	14,152	26,157	26,649
Gross profit	265,079	300,982	497,977	593,875
Operating costs and expenses:
Selling and marketing expense	139,453	158,323	257,994	315,374
General and administrative expense	74,081	84,369	131,400	169,890
Product development expense	23,594	24,779	50,681	48,535
Depreciation	10,278	24,324	20,226	48,173
Total operating costs and expenses	247,406	291,795	460,301	581,972
Operating income	17,673	9,187	37,676	11,903
Interest expense	(5,051)	(5,041)	(10,095)	(10,079)
Other income, net	4,819	4,570	9,647	9,054
Earnings before income taxes	17,441	8,716	37,228	10,878
Income tax provision	(6,544)	(4,628)	(11,225)	(8,107)
Net earnings	10,897	4,088	26,003	2,771
Net earnings attributable to noncontrolling interests	—	(328)	—	(642)
Net earnings attributable to Angi Inc. shareholders	$10,897	$3,760	$26,003	$2,129

Per share information attributable to Angi Inc. shareholders:
Basic earnings per share	$0.23	$0.07	$0.54	$0.04
Diluted earnings per share	$0.23	$0.07	$0.53	$0.04

Stock-based compensation expense by function:
Selling and marketing expense	$808	$1,145	$1,444	$2,377
General and administrative expense	3,637	5,807	(3,210)	13,000
Product development expense	609	1,720	4,533	2,692
Total stock-based compensation expense	$5,054	$8,672	$2,767	$18,069

ANGI INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 30, 2025	December 31, 2024
	(In thousands)
ASSETS
Cash and cash equivalents	$362,477	$416,434
Accounts receivable, net	44,811	36,670
Other current assets	35,941	41,981
Total current assets	443,229	495,085

Capitalized software, leasehold improvements and equipment, net	87,378	79,564
Goodwill	889,931	883,440
Intangible assets, net	168,931	167,662
Deferred income taxes	166,929	169,073
Other non-current assets, net	32,392	35,911
TOTAL ASSETS	$1,788,790	$1,830,735

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable	$39,804	$18,319
Deferred revenue	32,952	42,008
Accrued expenses and other current liabilities	175,146	171,351
Total current liabilities	247,902	231,678

Long-term debt, net	497,248	496,840
Deferred income taxes	1,606	1,500
Other long-term liabilities	39,810	37,916

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Class A common stock	537	113
Class B convertible common stock	—	422
Class C common stock	—	—
Additional paid-in capital	1,448,914	1,465,640
Accumulated deficit	(169,012)	(195,015)
Accumulated other comprehensive income (loss)	6,350	(2,495)
Treasury stock	(284,565)	(205,864)
Total shareholders’ equity	1,002,224	1,062,801
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,788,790	$1,830,735

ANGI INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
	2025	2024
	(In thousands)
Cash flows from operating activities:
Net earnings	$26,003	$2,771
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Provision for credit losses	24,043	28,883
Depreciation	20,226	48,173
Deferred income taxes	7,424	1,735
Non-cash lease expense (including impairment of right-of-use assets)	3,643	12,083
Stock-based compensation expense	2,767	18,069
Other adjustments, net	(1,184)	1,064
Changes in assets and liabilities:
Accounts receivable	(31,139)	(44,340)
Other assets	6,675	20,517
Accounts payable and other liabilities	12,358	2,461
Operating lease liabilities	(6,450)	(9,492)
Income taxes payable and receivable	(1,184)	1,574
Deferred revenue	(9,174)	1,490
Net cash provided by operating activities	54,008	84,988

Cash flows from investing activities:
Capital expenditures	(24,824)	(25,444)
Proceeds from sales of fixed assets	75	6
Net cash used in investing activities	(24,749)	(25,438)

Cash flows from financing activities:
Purchases of treasury stock	(76,386)	(18,201)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(6,771)	(4,743)
Distribution to IAC pursuant to the tax sharing agreement	—	(198)
Net cash used in financing activities	(83,157)	(23,142)

Total cash (used) provided	(53,898)	36,408
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(170)	(207)
Net (decrease) increase in cash and cash equivalents and restricted cash	(54,068)	36,201
Cash and cash equivalents and restricted cash at beginning of period	416,545	364,301
Cash and cash equivalents and restricted cash at end of period	$362,477	$400,502

Significant Expenses
The following tables present the significant expenses included in the Company’s segment reporting performance measure, Segment Adjusted EBITDA, that are regularly provided to the Chief Operating Decision Maker (CODM):

	Three Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)		As a percentage of revenue
Domestic
Cost of revenue	$12,351	$13,159	5%	5%
Consumer marketing expense	92,854	82,024	38%	29%
Variable expense	27,983	31,474	11%	11%
Pro acquisition expense	35,131	62,951	14%	22%
Fixed expense	49,633	55,253	20%	20%
Total Domestic expenses	$217,952	$244,861	89%	87%
International
Cost of revenue	$791	$993	2%	3%
Consumer marketing expense	4,726	4,403	14%	13%
Variable expense	6,034	3,262	18%	10%
Pro acquisition expense	3,827	4,859	12%	15%
Fixed expense	11,886	14,573	36%	44%
Total International expenses	$27,264	$28,090	83%	85%
Consolidated
Cost of revenue	$13,142	$14,152	5%	4%
Consumer marketing expense	97,580	86,427	35%	27%
Variable expense	34,017	34,736	12%	11%
Pro acquisition expense	38,958	67,810	14%	22%
Fixed expense	61,519	69,826	22%	22%
Total expenses	$245,216	$272,951	88%	87%

Pro acquisition expense for the three months ended June 30, 2025 excludes $2.4 million of commissions capitalized in the three months ended June 30, 2025 and includes $7.8 million of capitalized commissions amortized from prior periods. Pro acquisition expense for the three months ended June 30, 2024 excludes $12.7 million of commissions capitalized in the three months ended June 30, 2024 and includes $13.3 million of capitalized commissions amortized from prior periods.

	Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)		As a percentage of revenue
Domestic
Cost of revenue	$24,349	$24,753	5%	4%
Consumer marketing expense	158,130	161,544	35%	29%
Variable expense	54,528	64,535	12%	12%
Pro acquisition expense	74,175	128,879	16%	23%
Fixed expense	97,755	105,876	21%	19%
Total Domestic expenses	$408,937	$485,587	89%	88%
International
Cost of revenue	$1,808	$1,896	3%	3%
Consumer marketing expense	9,687	8,825	15%	13%
Variable expense	11,379	7,843	17%	11%
Pro acquisition expense	8,117	11,258	12%	16%
Fixed expense	23,537	26,970	36%	39%
Total International expenses	$54,528	$56,792	83%	83%
Consolidated
Cost of revenue	$26,157	$26,649	5%	4%
Consumer marketing expense	167,817	170,369	32%	27%
Variable expense	65,907	72,378	13%	12%
Pro acquisition expense	82,292	140,137	16%	23%
Fixed expense	121,292	132,846	23%	21%
Total expenses	$463,465	$542,379	88%	87%

Pro acquisition expense for the six months ended June 30, 2025 excludes $5.8 million of commissions capitalized in the six months ended June 30, 2025 and includes $16.9 million of capitalized commissions amortized from prior periods. Pro acquisition expense for the six months ended June 30, 2024 excludes $24.4 million of commissions capitalized in the six months ended June 30, 2024 and includes $26.9 million of capitalized commissions amortized from prior periods.

Revenue by Segment

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Growth	2025	2024	Growth
($ in millions; rounding differences may occur)
Domestic	$245.5	$281.9	-13%	$458.1	$551.9	-17%
International	32.7	33.2	-2%	66.0	68.6	-4%
Total Revenue	$278.2	$315.1	-12%	$524.1	$620.5	-16%

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES AND SIGNIFICANT EXPENSES
($ in millions; rounding differences may occur)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended June 30, 2025
	Operating Income	Stock-Based Compensation Expense	Depreciation	Adjusted EBITDA
Domestic	$12.7	$4.6	$10.2	$27.6
International	5.0	0.4	0.1	5.4
Total	$17.7	$5.1	$10.3	$33.0
Interest expense	(5.1)
Other income, net	4.8
Earnings before income taxes	17.4
Income tax provision	(6.5)
Net earnings attributable to Angi Inc. shareholders	$10.9

	Three Months Ended June 30, 2024
	Operating Income	Stock-Based Compensation Expense	Depreciation	Adjusted EBITDA
Domestic	$5.1	$8.4	$23.6	$37.0
International	4.1	0.3	0.8	5.1
Total	$9.2	$8.7	$24.3	$42.2
Interest expense	(5.0)
Other income, net	4.6
Earnings before income taxes	8.7
Income tax provision	(4.6)
Net earnings	4.1
Net earnings attributable to noncontrolling interests	(0.3)
Net earnings attributable to Angi Inc. shareholders	$3.8

	Six Months Ended June 30, 2025
	Operating Income	Stock-Based Compensation Expense	Depreciation	Adjusted EBITDA
Domestic	$26.7	$2.4	$20.1	$49.1
International	11.0	0.4	0.1	11.5
Total	$37.7	$2.8	$20.2	$60.7
Interest expense	(10.1)
Other income, net	9.6
Earnings before income taxes	37.2
Income tax provision	(11.2)
Net earnings attributable to Angi Inc. shareholders	$26.0

	Six Months Ended June 30, 2024
	Operating Income	Stock-Based Compensation Expense	Depreciation	Adjusted EBITDA
Domestic	$2.3	$17.4	$46.6	$66.4
International	9.6	0.7	1.6	11.8
Total	$11.9	$18.1	$48.2	$78.1
Interest expense	(10.1)
Other income, net	9.1
Earnings before income taxes	10.9
Income tax provision	(8.1)
Net earnings	2.8
Net earnings attributable to noncontrolling interests	(0.6)
Net earnings attributable to Angi Inc. shareholders	$2.1
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Six Months Ended June 30,
($ in millions; rounding differences may occur)	2025	2024
Net cash provided by operating activities	$54.0	$85.0
Capital expenditures	(24.8)	(25.4)
Free Cash Flow	$29.2	$59.5

RECONCILIATION OF TOTAL OPERATING COSTS AND EXPENSES TO SIGNIFICANT EXPENSES

	Three Months Ended June 30, 2025
	Total Operating Costs and Expenses	Stock-based Compensation Expense	Depreciation	Total Significant Expenses (Excluding Cost of Revenue)
Domestic	$220.5	$(4.6)	$(10.2)	$205.6
International	26.9	(0.4)	(0.1)	26.5
Total	$247.4	$(5.1)	$(10.3)	$232.1

	Three Months Ended June 30, 2024
	Total Operating Costs and Expenses	Stock-based Compensation Expense	Depreciation	Total Significant Expenses (Excluding Cost of Revenue)
Domestic	$263.6	$(8.4)	$(23.6)	$231.7
International	28.2	(0.3)	(0.8)	27.1
Total	$291.8	$(8.7)	$(24.3)	$258.8

	Six Months Ended June 30, 2025
	Total Operating Costs and Expenses	Stock-based Compensation Expense	Depreciation	Total Significant Expenses (Excluding Cost of Revenue)
Domestic	$407.1	$(2.4)	$(20.1)	$384.6
International	53.2	(0.4)	(0.1)	52.7
Total	$460.3	$(2.8)	$(20.2)	$437.3

	Six Months Ended June 30, 2024
	Total Operating Costs and Expenses	Stock-based Compensation Expense	Depreciation	Total Significant Expenses (Excluding Cost of Revenue)
Domestic	$524.9	$(17.4)	$(46.6)	$460.8
International	57.1	(0.7)	(1.6)	54.9
Total	$582.0	$(18.1)	$(48.2)	$515.7

ANGI INC. PRINCIPLES OF FINANCIAL REPORTING

Angi Inc. reports Adjusted EBITDA and Free Cash Flow, which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is considered our primary segment measure of profitability and is one of the metrics, along with Free Cash Flow, by which we evaluate the performance of our businesses and our internal budgets are based and may also impact management compensation. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Angi Inc. endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Free Cash Flow is defined as net cash provided by operating activities attributable to continuing operations, less capital expenditures. We believe Free Cash Flow is useful to analysts and investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Definitions of Significant Expenses

Consumer Marketing Expense includes (i) advertising expenditures to promote the brand to consumers with (a) online marketing, including fees paid to search engines and other online marketing platforms, partners who direct traffic to our brands, and app platforms, and (b) offline marketing, which is primarily television, streaming and radio advertising, (ii) compensation expense, excluding stock-based compensation, and other employee-related costs for consumer marketing personnel and (iii) outsourced personnel costs.

Pro Acquisition Expense includes (i) advertising expenditures to promote the brand to Pros with (a) online marketing, including fees paid to search engines and other online marketing platforms, partners who direct traffic to the brands within the Angi Inc. segments, and app platforms, and (b) offline marketing, which is primarily television, streaming and radio advertising and (ii) compensation expense, excluding stock-based compensation, and other employee-related costs for pro acquisition sales and marketing personnel.

Fixed Expense includes (i) compensation expense, excluding stock-based compensation, and other employee-related costs for personnel engaged in (a) the design, development, testing, and enhancement of product offerings and related technology and (b) executive management, finance, legal, tax, marketing and human resources functions, (ii) software license and maintenance costs, (iii) rent expense and facilities costs (including impairments of ROU assets), (iv) fees for professional services and (iv) outsourced personnel costs for personnel engaged in product development.

Variable Expense includes (i) compensation expense, excluding stock-based compensation, and other employee-related costs for personnel engaged in customer service functions, (ii) provision for credit losses, (iii) outsourced personnel costs for personnel engaged in assisting in customer service functions and (iv) service guarantee expense.

Non-Cash Expenses That Are Excluded from Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants, including unvested grants assumed in acquisitions, of stock appreciation rights ("SARs"), restricted stock units ("RSUs"), stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash, and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 6 for a summary of our dilutive securities as of August 1, 2025, and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as professional relationships, technology and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairments of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

In Q1 2025, the Company introduced the following:

•new metrics: Proprietary Channels, Network Channels, Acquired Pros, and Average Monthly Active Pros
•revised language used to describe Service Requests and Leads (formerly known as Monetized Transactions). Neither the data nor definitions of these metrics changed; only the terminology was updated in an effort to make the concepts more intuitive.

More detailed explanations of Proprietary Channels, Network Channels, Acquired Pros, and Average Monthly Active Pros as well as Pro cohorts are available in the "Angi Change to Key Metrics Q1 2025 Primer" document available at https://ir.angi.com/quarterly-earnings.

Domestic Revenue – primarily comprised of revenue generated within the Domestic segment, including lead revenue for consumer matches, revenue from Pros under contract for advertising, membership subscription revenue from Pros and consumers and revenue from pre-priced offerings by which the consumer requests services through a Company platform and the Company connects them with a Pro to perform the service.

International Revenue – comprised of revenue generated within the International segment (consisting of businesses in Europe and Canada), including lead revenue for consumer matches and membership subscription revenue from Pros.

Service Requests – requests for connections with Pros in the period, which include pre-priced offerings and indications of interest expressed on a Pro profile.

Leads (formerly known as "Monetized Transactions") – connections between consumers and Pros resulting from a Service Request in the period, including the completion of a job related to a pre-priced offering; a single Service Request can result in multiple Leads.

Proprietary Channels – a source of Service Requests in which consumers go through an Angi proprietary user experience and retail partner experiences.

Network Channels – a source of Service Requests in which consumers are presented with Angi Pros through a third party website experience.

Acquired Pros – new Pros onboarded onto the Angi platform and eligible to receive Leads in the period.

Average Monthly Active Pros – the average number of Pros per month that (i) received Leads, (ii) were presented on a Service Request where they agreed to receive a Lead if selected, (iii) requested to be connected to a consumer on a Service Request, or (iv) accepted an offer to complete a pre-priced Service Request.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on Wednesday, August 6, 2025, may contain "forward‑looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "may," "will," "should," "could," "intend," "target," "project," "continue," "anticipates," "estimates," "expects," "plans," and "believes," and “potential” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the future financial performance of the Company and its businesses, business prospects and strategy, the timing, development and expected impact of strategic and product initiatives, future capital allocation strategy, the anticipated benefits of being an independent public company, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the continued migration of the home services market online, (ii) our ability to market our various products and services in a successful and cost-effective manner, (iii) the continued prominence of the display of links to websites offering our products and services in search results, (iv) our ability to expand our pre-priced offerings, while balancing the overall mix of service requests and directory services on Angi Inc. platforms, (v) our ability to establish and maintain relationships with quality and trustworthy Pros, (vi) our continued ability to develop and monetize versions of our products and services for mobile and other digital devices, (vii) our ability to access, share, use and protect the personal data of consumers, (viii) our continued ability to communicate with consumers and Pros via e-mail (or other sufficient means), (ix) our ability to continue to generate leads for Pros given changing requirements applicable to certain communications with consumers, (x) any challenge to the contractor classification or employment status of our Pros, (xi) our ability to compete, (xii) unstable market and economic conditions (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which our businesses operate, as well as geopolitical conflicts, (xiii) our ability to maintain and/or enhance our various brands, (xiv) our ability to protect our systems, technology and infrastructure from cyberattacks (including cyberattacks experienced by third parties who whom we do business), (xv) the occurrence of data security breaches and/or fraud, (xvi) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvii) the integrity, quality, efficiency and scalability of our systems, technology and infrastructures (and those of third parties with whom we do business), (xviii) changes in key personnel, (xix) various risks related to our relationship with IAC following the spin-off, (xx) our ability to generate sufficient cash to service our indebtedness and (xxi) certain risks related to ownership of our Class A common stock. Certain of these and other risks and uncertainties are discussed in Angi Inc.’s filings with the Securities and Exchange Commission (the "SEC"), including the most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, and subsequent reports that Angi Inc. files with the SEC. Other unknown or unpredictable factors that could also adversely affect Angi Inc.’s business, financial condition and results of operations may arise from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

About Angi Inc.

Angi (NASDAQ: ANGI) helps homeowners get home projects done well and helps home service professionals grow their business. We started in 1995 with a simple goal to help people find skilled local home pros from plumbers and electricians to remodelers and landscapers to get their jobs done well. Now 30 years later, we've evolved to help people with everything from finding, booking and hiring a skilled pro, to researching costs and finding project inspiration. Homeowners have turned to Angi, and our vast network of skilled home pros, for help with more than 300 million projects.

Contact Us

Angi Inc. Investor Relations
(720) 282-1958
ir@angi.com

Angi Inc. Corporate Communications
Emily Do
(303) 963-8352

Angi Inc.
3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angi.com